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                                                                  Exhibit 4.3


                 COHERENT COMMUNICATIONS SYSTEMS CORPORATION
                             AMENDED AND RESTATED
                            1982 STOCK OPTION PLAN


     1. PURPOSE. The purpose of this Stock Option Plan ("Plan") is to provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees (as described in Section 4 hereof) of Coherent Communications Systems Corporation ("Corporation") or of other corporations ("Subsidiary" or "Subsidiaries") in which stock possessing more than 50% of the total combined voting power of all classes of stock is owned by the Corporation or any Subsidiary, whose judgment, initiative, and efforts are responsible for the successful operation of the Corporation's business and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

        (a) "ISOs" shall mean incentive stock options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code") for the purchase of Shares issued pursuant to this Plan.

        (b) "NQSOs" shall mean all stock options for the purchase of Shares issued pursuant to this Plan which are not ISOs.

        (c) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

        (d) "President" shall mean the person who at the time shall be the President of the Corporation.

        (e) "Share" shall mean a share of the Common Stock of the Corporation.

     3. ADMINISTRATION. The Plan shall be administered by a committee ("Committee") of not less than two members of the Board of Directors of the Corporation appointed by the Board of Directors. Until the Committee has been appointed, all of the members of the Board of Directors shall constitute the Committee. Vacancies which may occur in the membership of the Committee shall be filled by appointment by the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants under the Plan, to establish, amend and rescind any rules and regulations



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relating to the Plan, to determine (or to effectuate the Board of Directors'
determination of) the terms and provisions of the Agreements referred to in
Section 6 hereof, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs.

     4. ELIGIBLE EMPLOYEES. The employees of the Corporation or of any Subsidiary who, in the sole discretion of the Committee, are from time to time responsible for the management, growth and protection of the business of the Corporation or of such Subsidiaries (including Officers and Directors who are salaried employees of the Corporation or any Subsidiary) shall be eligible to be granted Options to purchase shares of the Common Stock of the Corporation under the Plan.

     The Committee shall, from time to time, determine the eligibility and the identity of those to whom Options should be granted, the number of shares to be covered by such Options, the type of Option to be granted (ISO or NQSO), the term of such Options, and the time and dates at which such Options shall be granted and exercisable. The Committee also may condition the grant of any such options upon exchange of existing options held by the optionee.

     Notwithstanding the foregoing, no ISO shall be granted to a person who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary (as defined in Section 424 of the Code) of the Corporation unless the option price is at least 110% of the fair market value (at the time the option is granted) of the stock subject to the option and the exercise term does not exceed 5 years from date of grant. The conditions set forth in this paragraph shall not apply to NQSOs.

     5. AMOUNT OF STOCK. The stock to be offered for purchase pursuant to Options granted under this Plan shall be Treasury or authorized but unissued shares of Common Stock of the Corporation of the par value of $.01 each, and the total number of such shares which may be issued pursuant to Options under this Plan shall not exceed 1,000,000 shares of the Corporation's common stock, subject to adjustment as provided in Section 15 hereof. Stock released from option upon the termination, expiration or surrender of any option prior to complete exercise of the option, or upon the exchange of unexercised options for new options may again be subjected to options under the Plan. More than one Option may be granted to one person.

     6. STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option Agreement ("Agreement"), which Agreement shall be executed by the Corporation and by the person to whom the Option is granted ("Optionee"). The Agreement shall continue such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted. The Agreement shall be signed by the President or


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such other officer as may be designated by the Committee, and shall be attested to by the Treasurer or Secretary of the Corporation.

     7. OPTION PRICE. The purchase price under each Option granted hereunder shall be determined by the Committee, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the shares at the time of the granting of the ISO as determined by the Committee in accordance with the provisions of the Code and the regulations promulgated thereunder. The exercise price of each share purchased pursuant to each Option shall be paid in full at the time of such purchase. With the consent of the Committee, payment of the purchase price may be paid, in whole or in part, through the surrender of shares of the Common Stock of the Corporation having market value equal to the Option Price, provided that shares of Common Stock of the Corporation shall not be used for such purpose more than once very six calendar months.

     8. TERM AND EXERCISE OF OPTION. Each Option shall expire on such date as may be determined by the Committee with respect to such option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

     The Options shall be exercisable by the holders in whole or in part from time to time within the term of the Option, in such manner as may be determined by the Committee, provided, however, that no Option shall be exercisable prior to one year from the date it is granted. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 10, no Option shall be exercised unless at the time of such exercise the Optionee is then an employee of the Corporation or any Subsidiary.

     Notwithstanding the foregoing, under no circumstances shall an ISO which was granted on or before December 31, 1986 be exercisable while there is outstanding (within the meaning of Section 422(c)(7) of the Code) "incentive stock option" defined in Section 422(b) of the Code previously granted to purchase shares of stock of the Corporation, or any parent or Subsidiary corporation of the Corporation, whether or not pursuant to this Plan, to the holder of such ISO.

     9. MAXIMUM VALUE OF ISOs. The aggregate fair market value of the Shares, determined as of the date of grant, which first become exercisable during any calendar year as a result of "incentive stock options" (as defined in Section 422(b) of the Code under this Plan and any other plan of the Corporation or any parent or Subsidiary) shall not exceed $100,000.



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     10. TERMINATION OF EMPLOYMENT.

        (a) Except as set forth below, in the event of termination (voluntary or involuntary) for any reason of the holder's employment by the Corporation, any unexercised Option shall be exercisable by the Optionee at any time within 30 days after the date of such termination but only to the extent such option was exercisable on the date of such termination. In no event shall such unexercised Option be exercisable after the expiration of its term.

        (b) If, however, the termination of employment is due to the disability of the Optionee (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion), the holder shall have the privilege of exercising the unexercised Option to the extent such option was exercisable on the date of such termination due to disability, within three (3) months of such date, but in no event shall any Option be exercisable after the expiration of its term.

        (c) If, however, the termination of employment is due to death of the Optionee while in the employ of the Corporation or a Subsidiary, the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexpired Option, to the extent such option was exercisable on the date of such termination due to death, within six months of such date, but in no event shall any Option be exercisable after the expiration of its term.

        (d) If, however, the termination of employment is due to the normal or early retirement of the Optionee, the holder shall have the privilege of exercising the unexercised Option, to the extent such option was exercisable on the date of such termination due to normal or early retirement, within three months of such date, but in no event shall any Option be exercisable after the expiration of its term.

        (e) If, however, the Optionee dies within three months after normal or early retirement the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexpired Option, to the extent such option was exercisable on the date of such termination due to normal or early retirement, within three months of the Optionee's death, but in no event shall any Option be exercisable after the expiration of its term.

     11. NON-ASSIGNABILITY. Each Option granted under the Plan shall be non-transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him.

     12. RESTRICTIONS ON TRANSFER.

        (a) The Corporation shall have the right of first refusal to repurchase any shares offered for sale by the Optionee, his executor, administrator, or beneficiaries, which shares were issued to the Optionee pursuant to one or more Options granted to the Optionee under this Plan.


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Such offer shall be communicated to the Corporation by written notice, stipulating the terms and conditions of such offer therein, forwarded by registered or certified mail. In the event that such offer shall not be accepted by written notice forwarded by registered mail no later than 30 days after the date of the receipt of the offer, the Optionee, his executor, administrator or beneficiaries may dispose of the shares offered to any other person, firm or corporation, without restriction, except that the subsequent transfer of such shares shall not be on terms more favorable to the transferee than the terms upon which the shares were originally offered to the Corporation. If, within 60 days after the expiration of the 30 day period of any offer made hereunder, the Optionee, his executor, administrator, or beneficiaries offering to sell any shares issued hereunder, shall fail to consummate a sale thereof to any other purchaser, then no sale of such shares may be made thereafter by the offer or without again reoffering the same to the Corporation in accordance with the provisions of this subparagraph.

        (b) In the event of any termination of Optionee's employment, the Corporation shall have the right to repurchase all shares issued to the Optionee under this Plan. The repurchase price per share shall be Optionee's cost plus the amount, if any, determined by subtracting the cumulative retained earnings
(loss) of the Corporation as of the end of the quarter preceding the date of the grant of the Option from the cumulative retained earnings (loss) of the Corporation as of the end of the fiscal year preceding termination of Optionee's employment, and dividing that amount by the number of fully diluted shares of the Corporation at the end of the fiscal year preceding termination.

        (c) The right of first refusal and buy-back rights shall terminate when the Corporation has made a public offering of its Common Stock pursuant to the Securities Act of 1933, as amended.

        (d) The right of first refusal and buy-back rights granted to the Corporation pursuant to subparagraphs 12(a) and 12(b) above shall not be construed as an absolute obligation on the part of the Corporation to repurchase any shares tendered.

        (e) Each certificate for shares issued by the Corporation to the Buyer shall bear an appropriate legend that the transfer of such shares is restricted by the provisions of this Plan.

     13. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACTS. Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the employee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Common Stock for investment and not with a view to distribution thereof and that such Optionee will not dispose of such shares in any manner that would involve a violation of applicable securities laws. In such event, no shares shall be issued to such holder unless and until the Corporation is satisfied


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with the correctness of such representation.  Certificates for Shares issued pursuant to the exercise of Options may bear as appropriate securities law legend.

     14. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after such Shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

     15. STOCK ADJUSTMENTS. In the event that each of the outstanding shares of Common Stock (except shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Option granted pursuant to this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (except shares held by dissenting shareholders) shall be so changed or for which each such share shall be exchanged.

     In the event of any stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, then the number of any kind of shares that are then subject to an outstanding Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate purchase price to be paid therefor upon exercise of the Option, and the number and kind of shares that may be made the subject of Options to be granted pursuant to the Plan shall be similarly adjusted.

     In the event that there shall be any change, other than as specified above, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed for which it shall have been exchanged or in the event of a dividend to holders of Common Stock payable other than in cash or stock of the Corporation, then if the Board of Directors in its sole discretion shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore appropriated for the purposes of the Plan but not yet covered by an Option or an adjustment with respect to the number, price or kind of shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

     If the Corporation shall distribute to its stockholders the stock of a Subsidiary, or transfer assets to another corporation and distribute the stock of such other corporation, in either case without the surrender of Common Stock of the Corporation, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of the applicable provisions of the Code, then in such event, the cash consideration payable under the terms of each outstanding Option shall be reduced by an amount which bears the same ratio to such consideration as the market value of the stock distributed in respect of a share of the Common Stock of the Corporation, immediately following the distribution, bears to the aggregate of the market values at such time of a share of the Common Stock of the Corporation and the stock distributed in respect thereof.


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     Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to each Option.

     16. TERMINATION AND AMENDMENT OF THE PLAN. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate on, and no Options shall be granted hereunder after December 31, 1995. The Board of Directors shall have power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan.

     Any amendment which would (1) materially increase the number of Shares which may be issued under the Plan, except pursuant to paragraph 15 above; (2) modify the requirements as to eligibility for participation in the Plan; or (3) materially increase the benefits accruing to participants under the Plan, shall not be effective unless approved by the stockholders of the Corporation at any meeting called for such purpose or by the unanimous consent of the stockholders.

     17. ADOPTION BY BOARD AND APPROVAL BY STOCKHOLDERS. This Plan becomes effective on March 15, 1982 (the date the Plan was adopted by the Board), provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

     18. INTERPRETATION. A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any employee, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.


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